Exhibit 99.2

Newcastle Investment Corp.	NCT.PRB	Q2 2013 Earnings Call	Aug. 7, 2013
Company ▲	Ticker ▲	Event Type ▲	Date ▲

PARTICIPANTS

Corporate Participants

Sarah Watterson – Director of Investor Relations, Newcastle Investment Corp.

Wesley R. Edens – Chairman, Newcastle Investment Corp.

Jonathan R. Brown – Interim Chief Financial Officer and Principal Accounting Officer, Newcastle Investment Corp.

Andrew White – Managing Director, Newcastle Investment Corp.

Kenneth M. Riis – President, Chief Executive Officer & Director, Newcastle Investment Corp.

Other Participants

Douglas M. Harter – Analyst, Credit Suisse Securities (USA) LLC (Broker)

Bose George – Analyst, Keefe, Bruyette & Woods, Inc.

Jason M. Stewart – Analyst, Compass Point Research & Trading LLC

Matthew P. Howlett – Analyst, UBS Securities LLC

MANAGEMENT DISCUSSION SECTION

Operator: Good morning, my name is Holly and I’ll be your conference operator today. At this time, we’d like to welcome everyone to the Newcastle Second Quarter 2013 Earnings Call. All lines have been placed on mute to prevent background noise. After the speakers’ remarks, there will be a question-and-answer session. [Operator Instructions]

I’d now like to turn today’s conference over to Ms. Sarah Watterson. Please go ahead, sir.

Sarah Watterson, Director of Investor Relations

Thank you, Holly, and good morning, everyone. I’d like to welcome you to the Newcastle second quarter earnings call. Today with me I have Wes Edens, Chairman of the Board; Ken Riis, CEO; Jonathan Brown, CFO; and Andrew White, the Head of our Senior Housing Investments.

Before I turn the call over to Ken, I would like to point out that certain statements made today may be – are not statements of fact. These statements describe the company’s current beliefs regarding events that, by their nature, are uncertain and outside of the company’s control.

The Company’s actual results may differ materially from the expectations expressed in any forward-looking statements, so you should not place undue reliance on any forward-looking statements. I encourage you to read the disclaimers in our earnings release and supplement regarding our forward-looking statements and expected returns to review our most recently filed documents with the SEC. Thank you and I would actually like to turn the call over to Wes Edens.

Wesley R. Edens, Chairman

Great. Thanks, Sarah, and welcome, everyone. As Sarah mentioned, we have posted on the Web a supplement for our Newcastle that we are going to refer to as we go through it and hopefully you’ll find helpful in terms of keeping track of the call this morning.

So let’s begin on the overview page, page number 2, and I’ll just make a couple of overall comments and I’ll turn it over to Jon Brown to go through the financial results. For the full quarter, GAAP income was $52 million, $0.20 per diluted share, core earnings $43 million or $0.16 per diluted share.

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Newcastle Investment Corp.	NCT.PRB	Q2 2013 Earnings Call	Aug. 7, 2013
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Obviously, we spun-off New Residential smack dab in the middle of the quarter on May 15. If you look on the right-hand side, you can see the results for Newcastle specifically. So $0.11 of GAAP income, $0.09 of core earnings, $216 million of uninvested capital at the end of the quarter. Had we been fully invested that would have added another $0.03 we estimate. So those are the financial results just to get yourself grounded.

Page 3, just a snapshot of what our business is today post-spin-out, with the senior housing business, which is an increasingly important one for us, it’s a business that we started a little over a year ago inside the company. Andrew White, who’s sitting next to me, is going to walk through activity there, but there’s been a lot going on and very, very productive deployment of capital and performance of those investments.

The CDO business, our old legacy business. Ken Riis will talk about here in just a moment but we’ve had an extremely active last 12 months. The quarter also was active, but we’ll give some color on that. And the business other than that, there’s a handful of debt investments, $400 million of invested capital, a small equity investment in agency ARMs for 1940 Act compliance and then, as I mentioned, there’s cash that we’re showing here of $130 million because there’s been some investment activity post-quarter that Andrew will walk through.

Just the highlights to conclude kind of the introduction of this. The big highlight obviously was the completion of the New Residential spin-off that we announced back in January, completed on May 15. NRZ is a standalone company, had its earnings call here about an hour but a lot of good things going on there.

Senior housing investments, an increasingly big – bigger and bigger part of our balance sheet in our future – subsequent to the quarter end we invested in another $86 million, so we’ve got total investments now closing in on $200 million of equity but Andrew will walk through that in a second. There’s a big pipeline there as well.

Investment activity incremental to that, we did see a number of good opportunities in debt-related investments for the quarter. We bought back some of our CDO debt, made a handful other investments but Kenny will talk about that.

Capital raised in June. We raised $200 million in cash, 40 million shares of common stock that was sold two months ago. And then lastly the CDO IV collapse, that was a very good event for a good economic result to that as well.

So with that, let me pause and turn it over to Jon Brown to walk through the financial results. Jon?

Jonathan R. Brown, Interim Chief Financial Officer and Principal Accounting Officer

Hi, everyone. Thanks, Wes. I’m just going to provide a quick recap of the numbers. In the quarter, we generated GAAP income of $52 million, or $0.20 per diluted share. This included core earnings of $43 million or $0.16 per diluted share. We declared and recently paid a common dividend of $0.17 per share or $43 million which represented 100% of our core earnings.

As mentioned previously, on May 15, we spun out New Residential in the form of a stock dividend. As a result our second quarter results included 45 days of New Residential’s earnings. Our GAAP income is adjusted to exclude the earnings generated by assets which were contributed to New Residential, would have been $28 million or $0.11 per diluted share and our core earnings would have been $23 million or $0.09 per diluted share.

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Newcastle Investment Corp.	NCT.PRB	Q2 2013 Earnings Call	Aug. 7, 2013
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As Wes mentioned at the end of the quarter, we had $216 million of cash available to invest. If we invested this amount for a full quarter at a 15% return, we expect that our earnings would increase by 3 times per diluted share. To provide more information on these figures, this morning we posted our Q2 supplemental disclosures on our website. And you’ll notice we included detailed asset performance data for each of our primary business lines in the appendices there too. We look forward to updating you on our progress in the coming quarters.

I will now hand the call to Andrew White to discuss our senior living investments.

Andrew White, Managing Director

Thanks, Jon. So this morning, I’m going to share a few comments on the healthcare market generally and then I’ll talk about the operating performance of our existing portfolio, our recent acquisition activity and our pipeline. But starting with the market first, on the operating side, we continue to see very strong operating fundamentals across the industry.

We’ve seen strong occupancy and rate growth nationwide and we really think this is a function of the continued favorable supply-demand imbalance. We have seen a modest uptick in new construction activity recently but we’re still seeing absorption outpace new supply by about 2:1 in the markets that we’re in.

On the acquisition side, it was relatively quiet quarter for REIT acquisition activity. I think the big story there for the healthcare REITs has been the recent rise in interest rates. Obviously, this has made it more challenging for the REITs that are focused on the peer net lease business, the peer spread investing business but we continue to believe that our strategy, which is focusing on investments with meaningful operating upside, is relatively insulated from the rise in rates.

Turning to the operating performance of our existing portfolio, for Q2 our portfolio included 12 properties and $80 million of invested equity. It was a strong quarter for us operationally. We saw 3.9% revenue growth sequentially to more than 15% annualized revenue growth, which resulted in leverage yields improving to over 17% from 14.5% in the first quarter. And we continue to expect that levered yields will stay in liaison excess of 20%.

As Wes mentioned, following the end of the quarter, we closed on a handful of acquisitions. We closed on three transactions with 17 properties, $263 million of gross asset value and $86 million of equity invested. We think the targeted returns here are consistent with our existing portfolio. So we expect low teens levered yields initially and stabilized yields in excess of 20%.

And looking forward, we continue to build our pipeline; our goal is to invest an incremental $200 million of equity for the balance of the year. The near-term pipeline includes $60 million worth of transactions in contract as gross asset value, another $800 million of transactions in the very near-term pipeline, which would be about $300 million of potential equity investments, which we won’t get all that done, but we think $200 million is a reasonable target for the balance of the year.

All these transactions are non-brokered off-market transactions but were one-on-one with the seller. And again we’re targeting 12% to 14% levered yields upfront consistent with our current pipeline and existing portfolio with yields stabilizing in excess of 20%.

With that, I will turn the call back over to Ken.

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Newcastle Investment Corp.	NCT.PRB	Q2 2013 Earnings Call	Aug. 7, 2013
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Kenneth M. Riis, President, Chief Executive Officer & Director

Thanks, Andrew. For those of you following along, I’m on page 9 of the presentation, and I’m going to highlight our activities in our debt business. We generate great results in the quarter. Total cash flows were $97 million in the quarter versus $33 million in the first quarter. Those cash flows are broken down into two components: interest cash flows of $26 million and return of capital or principal of $70 million.

On page 10, this is a great page because it breaks out really the two segments within our debt business. First, the CDOs, we have $1.4 billion of assets financed in our CDOs, had a fair value of $0.78 on the dollar.

And what we’ve been doing there is generating good cash flows for us. But over time, we’ve been collapsing deals, liquidating assets and recovering capital to be reinvested in other parts of our business, including senior living and other opportunistic debt investments.

So if you look a year ago, we had $3.2 billion of assets financed in our CDOs. There were five CDOs. And as of the end of the second quarter, that was $1.4 billion of assets in three CDOs. Again, we’re looking to opportunistically buy back debt at a discount and continue to harvest capital invested in our CDOs and reinvest it.

The other part of our business is our other debt business. It’s a mixture of assets that are pretty much unlevered on our balance sheet. We have about $1 billion of assets financed with $200 million of debt. So it’s very unlevered and a lot of stuff to do there.

On page 12, just want to highlight our investment activity and then talk about the CDO IV collapse. We purchased – we invested about $190 million in a quarter in debt-related assets. $43 million of equity was used to buy back $117 million of CDO VIII notes at $0.88 on the dollar. So again, focused on buying back our liabilities at a discount and hope to collapse that deal over the next quarter or two.

And then to highlight the collapse we did in the second quarter, which was CDO IV, we had $153 million of face amount of assets that we sold at 95% of par generating $145 million of proceeds. $77 million of the proceeds were used to pay off third-party debt that we didn’t own and $68 million of proceeds came to Newcastle.

The highlight there is we owned $60 million of face amount of CDO debt that we repurchased at $0.52 on the dollar. So of that $68 million of proceeds, we really generate $29 million of – so we accelerate the recovery of discount on the CDO bonds that we had purchased in the past.

The last thing I want to highlight, which is a very small part of our business, but it’s a new page that we put out, which is our agency ARM position. It’s a $312 million of agency ARMs that I wanted to put out to show what we own, because it’s important. What’s happened in the quarter – interest rates rising – it’s a very benign sort of low risk, asset class risk in terms of duration. It’s about a one-year duration and you can see that of our $18 million of equity investment, the assets in total only went down about 35 basis points, even with rates rising as it did in the second quarter. So I think it’s important that everyone sees at least what we own there and how short the duration is of that portfolio. So that’s all we have.

Sarah Watterson, Director of Investor Relations

Now we’d like to turn it over for questions please. Holly?

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Newcastle Investment Corp.	NCT.PRB	Q2 2013 Earnings Call	Aug. 7, 2013
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QUESTION AND ANSWER SECTION

Operator: [Operator Instructions] Your first question comes from the line of Douglas Harter, Credit Suisse.

<Q – Douglas Harter – Credit Suisse Securities (USA) LLC (Broker)>: [Inaudible] (12:41) press release that much of your cash has been deployed, I guess in July, you highlighted the senior living. Can you talk about where else money has gone?

<A – Wes Edens – Newcastle Investment Corp.>: We’ve made a couple of other investments in kind of opportunistic debt investments in particular. We had been buying in one position in particular that we think is a good restructuring opportunity. It’s not quite at the point where we’re prepared to talk about it and its bonus.

But I think in the next quarter or two, we’re optimistic that it can turn into something which is a very, very interesting and high-yielding opportunity for us. So but that’s really just been that. The primary investment activity other than that was, as Kenny mentioned, buying back some of the CDO debt, that we then collapsed and then a lot of the focus is with Andrew and the pipeline of the senior housing investments.

<Q – Douglas Harter – Credit Suisse Securities (USA) LLC (Broker)>: Got it. So then I guess as we go forward to the $200 million of equity that you look to deploy into senior living throughout the end of the year. Should that be – should we expect that to be funded through CDO collapses?

<A – Wes Edens – Newcastle Investment Corp.>: As we said before, our goal is with the legacy debt businesses to, as we can’t unwind them if we can do so profitably, to do so. The base cases for that capital is stay invested through its duration which is another couple of years, but as Kenny said, we’ve gone and collapsed roughly two-thirds of the position over the last year. So it’s been very productive, but I think that the plan for the rest of this year is to do exactly that is to basically move that capital out of the debt business into the senior housing business.

<Q – Douglas Harter – Credit Suisse Securities (USA) LLC (Broker)>: And then just one question: Your other operating expenses were higher; the G&A expenses were higher this quarter. Was some of that related to the spin and should we expect that to come down in future quarters?

<A – Wes Edens – Newcastle Investment Corp.>: Yeah, it was all – there really is a lot of one-time stuff just in the machination of the spend itself so.

<Q – Douglas Harter – Credit Suisse Securities (USA) LLC (Broker)>: Got it. So we should think of that number going sort of back to where it was first quarter of last year.

<A – Wes Edens – Newcastle Investment Corp.>: Yes.

<Q – Douglas Harter – Credit Suisse Securities (USA) LLC (Broker)>: Great, thank you.

<A – Wes Edens – Newcastle Investment Corp.>: You bet.

Operator: Your next question comes from the line of Bose George with Keefe, Bruyette & Woods.

<Q – Bose George – Keefe, Bruyette & Woods, Inc.>: Yes, good morning. So just on the pipeline that you guys provided, I’m just curious if you could just give a little more color in terms of these big chunks, small pieces who are the typical sellers, how many bidders, anything of that nature?

<A – Wes Edens – Newcastle Investment Corp.>: I think the way in which we’ve closed the couple of waves of transactions to date whether it’s been kind of one large transaction and a

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Newcastle Investment Corp.	NCT.PRB	Q2 2013 Earnings Call	Aug. 7, 2013
Company ▲	Ticker ▲	Event Type ▲	Date ▲

handful of single asset deals is I think a good way to think about the pipeline going forward. So of the $800 million or so of stuff that’s in the near-term pipeline that’s not in contract, there are a handful of somewhat larger deals and then a handful of single asset deals that we think will kind of flesh out the pipeline. So the largest stuff is obviously a little more binary. If it hits, it hits and if it doesn’t, obviously the numbers go down. But I think thus far, we’ve got the range of $600 million to $800 million. So it will be a bit of a mix.

<Q – Bose George – Keefe, Bruyette & Woods, Inc.>: Okay, great. And then actually in terms of the move that we’ve had in rates recently, has that had any impact on the pricing of the stuff that you guys are looking at?

<A – Andrew White – Newcastle Investment Corp.>: Two ways it affects us: One is cap rate and the other is financing cost. And I think on the cap rate side, because we’re dealing with mom-and-pops, we really haven’t had – there just really isn’t good price transparency at the single asset transaction level. In some cases, we’re actually working to educate the mom-and-pops about what a cap rate is and how to think about it. So, we really haven’t seen a kind of direct correlation between the rise in rates and the cap rates, although I think the cap rate for the stuff we’ve closed to-date has been 100 to 150 basis points wide of big market deals.

On the financing side, we did see as rates fell, there was a bit of a floor in terms of the financing cost as spreads widened. And we’ve seen as rates have rise, they have risen, we haven’t really seen a point for point flow through. So about half of the 100 basis points, that’s falling through to incremental borrowing costs. But so really I think seeing movement on both sides, but no meaningful change in terms of the expected returns for the rest of the portfolio – for the rest of the pipeline.

<Q – Bose George – Keefe, Bruyette & Woods, Inc.>: Okay, great. That’s helpful. Thanks. And then actually one last thing on the CDOs, the move in rates, has that had any impact on your expectation for collapse in the CDOs or the market outlook for that?

<A – Ken Riis – Newcastle Investment Corp.>: No, actually in the quarter, the portfolio increased in value by about 25 basis points, so really a benign change in price in the collateral on the CDOs versus what happened in the interest rate, so no real change there.

<Q – Bose George – Keefe, Bruyette & Woods, Inc.>: Okay, great. Thanks.

Operator: Your next question comes from the line of Jason Stewart, Compass Point Research.

<Q – Jason Stewart – Compass Point Research & Trading LLC>: Hi, thanks. On the senior living acquisitions, any reason why none of those were closed in 2Q and they were all closed post-2Q?

<A – Andrew White – Newcastle Investment Corp.>: No reason other than just kind of the deal dynamics of working with mom-and-pop sellers. It’s sometimes not as institutional processes as we might hope it would be, so but I think we had targeted the first week of July and some of the stuff was closed late July and the rest of it was on August 1, so just basic kind of deal dynamics.

<Q – Jason Stewart – Compass Point Research & Trading LLC>: So when you think about the pipeline, there’s nothing that would elongate closings of the rest of the pipeline? I mean that’s sort of going as expected for you.

<A – Andrew White – Newcastle Investment Corp.>: Yeah, I mean it’s hard to predict. But I think there’s no reason to think that that should stretch out unduly.

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Newcastle Investment Corp.	NCT.PRB	Q2 2013 Earnings Call	Aug. 7, 2013
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<Q – Jason Stewart – Compass Point Research & Trading LLC>: Okay. On the other investment activity, the opportunistic investments, Wes, is this all post – subsequent to June 30 in that same restructuring opportunity?

<A – Wes Edens – Newcastle Investment Corp.>: No, this is a position that we have been adding to over the course of the year and some of it was actually closed in the quarter, some of it actually at the end of the quarter. We’re at a point now where the deal dynamics are such that it looks like it is an actionable restructuring when I think of it as we speak.

So I’m hopeful we’ll have great information disclosure. I’m really excited about the opportunity and I think it’s an idiosyncratic – it’s different than the other stuff we have, but it’s a business we know a lot about and we’re very excited about it. So I’d love to talk about it soon.

<Q – Jason Stewart – Compass Point Research & Trading LLC>: Well, you’re really waiting. And on the agency side the – is there any reason to keep the agency positions once the senior living portfolio continues to build? Is there any REIT requirement that you’re going to keep those for?

<A – Wes Edens – Newcastle Investment Corp.>: We have 40 Act requirement, and if the entire company was translated into senior housing, we wouldn’t have a 40 Act requirement. So it’s just merely a matter of a 40 Act compliance. As Kenny outlined, we thought that there’s enough questions about agency ARMs and I think that different people have dealt with it in different ways and they’ve taken a lot of duration. They’ve taken a lot of exposure.

These are basically ARM securities that have effectively a very, very large cap that’s never really hit at the reset. So they really are treasury bill, treasury note like durations. And A, just trying to be very detailed in terms of the disclosure, B, showing you the actual price change we think should allay any concerns people have about that. So.

<Q – Jason Stewart – Compass Point Research & Trading LLC>: Yeah. That was a great disclosure and exactly what you said it was.

<A – Wes Edens – Newcastle Investment Corp.>: Yeah.

<Q – Jason Stewart – Compass Point Research & Trading LLC>: And so we all appreciate that. One last one – any update on CDO VI and perhaps how you could execute the collapse there if anybody subordinate structure of the transaction continues to be a blocking – in a block position there?

<A – Ken Riis – Newcastle Investment Corp.>: Well, we own all of the senior tranche of CDO VI where almost all of the recovery’s going to be. So there’s a couple of things we can do. We can hold it and just collect – as the assets pay off collect our money back or we could sell the position at a fairly high dollar price today or we could collapse the deal when dealing with third parties. My preference would be to deal with the third parties and collapse the deal. So we’re working on it, but there’s no update from last quarter on that.

<Q – Jason Stewart – Compass Point Research & Trading LLC>: Yes. Thanks.

Operator: [Operator Instructions] And your next question will come from the line of Matthew Howlett, UBS.

<Q – Matt Howlett – UBS Securities LLC>: My question. Yeah, Ken, just getting back to the mechanics on collapsing the remaining three CDOs, looking at CDO VIII and CDO IX, those are the ones that are getting – you’re getting the big cash flow to the residual $6 million, I think it was, this quarter from each of them. Is it as simple as just going to the trustee and just say, we were past our

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Newcastle Investment Corp.	NCT.PRB	Q2 2013 Earnings Call	Aug. 7, 2013
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optional call, we’re giving back bondholders par and we’re going to go some of the loans in the market? Is it just that simple, and how do you do the timing? Do you do one per quarter, given that you don’t want to lose that cash all right away given it takes time to redeploy?

<A – Ken Riis – Newcastle Investment Corp.>: Yeah, it is past the call date, so we could sell all the collateral and pay off the debt and that would be it. The collateral and the CDOs are – not all of them are securities, so it takes a little bit longer to sell the collateral. But yeah, we have that option to do it now and they are generating good cash flows for us. And the way I think about it is it’s really a timing of a capital need and how can we optimize the collapse in terms of what we own on the liability side. So it’s timing of cash – it’s timing of when we need the money and can we optimize the P&L of the collapse through other acquisitions of CDO debt.

<Q – Matt Howlett – UBS Securities LLC>: Got you. So it’s different than what you did with CDO X, right, which is more of a negotiated deal? I guess when the collateral is the high 70s or whatever you expect to get on it, you’re going to free up collateral that you hold underneath it in terms of the over-collateralization, what you hold, right? There’s soon to be a recovery on stuff after you pay the bondholders at par?

<A – Ken Riis – Newcastle Investment Corp.>: Oh, yeah, yeah.

<Q – Matt Howlett – UBS Securities LLC>: Okay. So it’s just all about timing and just based on your need primarily on the senior living side in terms of the closings of those deals. Is that just sort of how we should think about timing?

<A – Ken Riis – Newcastle Investment Corp.>: Yeah, it’s timing and optimization and that’s basically the two things we’re focused on.

<Q – Matt Howlett – UBS Securities LLC>: Okay, got you. And then just moving towards, Andrew, on the senior living, what’s the timeframe in terms of hitting the 20% to 25% ROE target? You’re at the high teens on the stuff you already closed late last year. Can you get – is there a similar ramp on the stuff that you’re closing on?

<A – Wes Edens – Newcastle Investment Corp.>: We’re certainly set up to trying to hit the earlier timeframe. I think we have always spoken about kind of two to three year ramp up and have underwritten the recent acquisitions and are underwriting the current portfolio with that kind of timeframe. But we are obviously pleased with the performance of the stuff we closed last year and in terms of the profile, what we recently closed in the stuff is in the pipeline. There’s no meaningful difference between what we have and what we hope to have in the near future. But I think we kind of thought about it as a two to three-year ramp-up.

<Q – Matt Howlett – UBS Securities LLC>: Got you. And each deal’s structured similar to where you’re sort of coming in and replacing the manager and bringing in your own people to go out and drive the P&L?

<A – Wes Edens – Newcastle Investment Corp.>: That’s right.

<Q – Matt Howlett – UBS Securities LLC>: Great. Thanks, guys.

<A – Wes Edens – Newcastle Investment Corp.>: Yeah.

Operator: And that does conclude today’s conference call. Thank you for your participation in today’s Newcastle call. You may now disconnect.

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Newcastle Investment Corp.	NCT.PRB	Q2 2013 Earnings Call	Aug. 7, 2013
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Wesley R. Edens, Chairman

All right. Thank you very much, guys, for a nice quarter.

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